EXHIBIT 5.1

                             KEVIN S. WOLTJEN, P.C.
                                ATTORNEYS AT LAW
                          900 Jackson Street, Suite 600
                               Dallas, Texas 75202
                             Telephone: 214-712-5673
                             Facsimile: 214-712-5674
                              Email: woltjen@wt.net


January 12, 2000

Nugget Exploration, Inc.
2051 Springdale Road
Cherry Hill, New Jersey 08003

Gentlemen:

We have  acted as  counsel  to  Nugget  Exploration,  Inc.  (the  "Company")  in
connection with its filing of a registration statement on Form SB-2 (Registration No. 333-__________, the "Registration Statement") covering 1,514,500 shares of common stock $0.01 par value (the "Common Stock") to be sold by selling stockholders ("Selling Stockholders").

In our capacity as counsel to the Company, we have examined the Company's Articles of Incorporation and Bylaws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

         The shares of Common Stock covered by this Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be validly issued, fully paid and non-assessable; and

         The shares of Common Stock underlying options and warrants covered by this Registration Statement, when issued in accordance with the terms and conditions of such options and warrants, will, when sold as contemplated by the Registration Statement, be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.

Very truly yours,

 /s/ Kevin S. Woltjen, P.C.

Kevin S. Woltjen, P.C.


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